Exhibit 99.2
™Trademark of Trinseo PLC or its affiliates 1 Fourth Quarter 2023 Financial Results & First Quarter 2024 Outlook February 12, 2024

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Andy Myers, Director of Investor Relations Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit;increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q4 2023 Results • Net loss from continuing operations of $265 million included a pre-tax charge of approximately $38 million related to restructuring initiatives and non-cash after-tax charges of approximately $160 million related to increases in valuation allowances on deferred tax assets in certain subsidiaries • Adjusted EBITDA* of $20 million included a $9 million unfavorable impact from natural gas hedging • Pronounced year-end seasonality led to lower year-over-year volumes and lower sequential profitability * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q4 cash provided by operations of $18 million led to Free Cash Flow* of negative $3 million – included a working capital release of $99 million • Full-year cash provided by operations of $149 million and Free Cash Flow* of $79 million • Year-end cash balance of $259 million with $212 million of additional available liquidity under two undrawn, committed financing facilities; cash balance increased by $47 million year-over-year Q1 2024 Outlook • Net loss from continuing operations of $77 million to $67 million • Adjusted EBITDA* of $40 million to $50 million • Significant sequential profitability improvement following pronounced seasonality and customer inventory management in Q4 as well as lower input costs and the full benefit of our restructuring actions in Q1 Key Initiatives • Successfully completed the closure of the Terneuzen, the Netherlands styrene plant along with previously announced PMMA Sheet plants, with full cost benefits beginning in 2024 • Focus on circular solutions and recycling with the announcement of the PMMA depolymerization plant in Rho, Italy that will be commissioned in Q1 2024 • Continued optimization of manufacturing network flexibility to take advantage of regional cost differentials

4 Q4 2023 Sales and Volume Summary Net sales in $millions Volume variances exclude Feedstocks segment Europe • Pronounced year-end seasonality and persistent underlying demand weakness, particularly in building & construction, consumer durables and latex graphical paper applications U.S. • Steady demand across most end markets Asia • Pronounced year-end seasonality along with continued weakness in building & construction and consumer durables • Sequentially higher automotive volume due to strong export activity and improving domestic demand Europe $426 U.S. $213 Asia-Pacific $171 Rest of World $28 Net Sales Global $837 Sales Volume YoY: (9%) Sales Volume YoY: (13%) Sales Volume YoY: (9%) Sales Volume YoY: +1%

5 Trinseo Q4 2023 Financial Results* $837 ($265) $975 ($364) Net Sales Net Income Net Sales & Net Income ($MM) Q4'23 Q4'22 ($7.53) ($2.99) ($10.42) ($1.72) Diluted EPS Adj EPS** EPS ($) Q4'23 Q4'22 $20 $6 Q4'23 Q4'22 Adjusted EBITDA** ($MM) Vol Price FX Total (7%) (10%) 3% (14%) Net Sales • Volumes declined from prior year due to more pronounced year-end seasonality and significant customer inventory management • Higher year-over-year net income from prior year Goodwill impairment charge, partially offset by higher income taxes mostly related to increases in valuation allowances at certain subsidiaries • Higher year-over-year Adjusted EBITDA from prior year unfavorable net timing; otherwise, lower volume across segments as well as lower equity affiliate income was mostly offset by cost actions, including restructuring initiatives announced in late 2022 • Volumes declined from prior year due to more pronounced year-end seasonality and significant customer inventory management • Higher year-over-year net income from prior year Goodwill impairment charge, partially offset by higher income taxes mostly related to increases in valuation allowances at certain subsidiaries • Higher year-over-year Adjusted EBITDA from prior year unfavorable net timing; otherwise, lower volume across segments as well as lower equity affiliate income was mostly offset by cost actions, including restructuring initiatives announced in late 2022 *From continuing operations; ** See Appendix for a reconciliation of non-GAAP measures

6 Engineered Materials • Higher year-over-year volumes driven by PMMA Resin share recovery and third-party MMA sales • Adjusted EBITDA year-over-year increase from favorable net timing and higher volume which were partially offset by lower margin • Higher year-over-year volumes driven by PMMA Resin share recovery and third-party MMA sales • Adjusted EBITDA year-over-year increase from favorable net timing and higher volume which were partially offset by lower margin $190 $205 Q4'23 Q4'22 Net Sales ($MM) Vol Price FX Total 6% (16%) 2% (7%) ($0) ($5) Q4'23 Q4'22 Adjusted EBITDA ($MM) 51 41 Q4'23 Q4'22 Volume (kt)

7 • Lower year-over-year volumes due to more pronounced year-end seasonality, particularly in paper & board and carpet applications • Adjusted EBITDA $1 million below prior year as successful pricing actions mostly offset lower sales volumes • CASE volumes declined by only 2% versus prior year, showing better demand resilience in comparison to other applications • Lower year-over-year volumes due to more pronounced year-end seasonality, particularly in paper & board and carpet applications • Adjusted EBITDA $1 million below prior year as successful pricing actions mostly offset lower sales volumes • CASE volumes declined by only 2% versus prior year, showing better demand resilience in comparison to other applications Latex Binders $215 $255 Q4'23 Q4'22 Net Sales ($MM) $19 $20 Q4'23 Q4'22 Adjusted EBITDA ($MM) 106 117 Q4'23 Q4'22 Volume (kt) Vol Price FX Total (11%) (8%) 3% (16%)

8 Plastics Solutions • Lower year-over-year volumes with continued weakness in building & construction and consumer durables; automotive demand stable • Significant earnings improvement primarily from lower polycarbonate costs, including impacts from previously announced restructuring actions in Stade, Germany • Lower year-over-year volumes with continued weakness in building & construction and consumer durables; automotive demand stable • Significant earnings improvement primarily from lower polycarbonate costs, including impacts from previously announced restructuring actions in Stade, Germany $231 $271 Q4'23 Q4'22 Net Sales ($MM) $16 ($9) Q4'23 Q4'22 Adjusted EBITDA ($MM) 96 102 Q4'23 Q4'22 Volume (kt) Vol Price FX Total (6%) (12%) 3% (15%)

9 Polystyrene • Lower volume and margin due to more pronounced year-end seasonality including customer inventory management, particularly in appliances and building & construction applications • 21% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium • Lower volume and margin due to more pronounced year-end seasonality including customer inventory management, particularly in appliances and building & construction applications • 21% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium $166 $216 Q4'23 Q4'22 Net Sales ($MM) $2 $12 Q4'23 Q4'22 Adjusted EBITDA ($MM) 107 134 Q4'23 Q4'22 Volume (kt) Vol Price FX Total (21%) (5%) 3% (23%)

10 $13 $18 Q4'23 Q4'22 Adjusted EBITDA ($MM) Feedstocks & Americas Styrenics FEEDSTOCKS AMERICAS STYRENICS • Profitability improvement due to closures of the Boehlen, Germany styrene plant in December 2022 and the Terneuzen, the Netherlands styrene plant in November 2023 • Due to these closures, the Company will no longer have a Feedstocks segment starting Q1 2024 • Profitability improvement due to closures of the Boehlen, Germany styrene plant in December 2022 and the Terneuzen, the Netherlands styrene plant in November 2023 • Due to these closures, the Company will no longer have a Feedstocks segment starting Q1 2024 • Lower margins were partially offset by higher polystyrene volume ($4) ($16) Q4'23 Q4'22 Adjusted EBITDA ($MM)

11 $115 $1,775 $447 2024 2025 Senior Notes 2026 2027 2028 Term Loans 2029 Senior Notes $259 $114 $98 Debt and Liquidity Overview (as of Dec 31, 2023) Debt Maturity Schedule ($millions) May April Cash and Borrowing Facilities ($millions)* Revolving Credit Facility AR Securitization Cash On Hand $471MM Combined Cash and Availability under Committed Facilities *2026 Revolving Credit Facility available funds of $98.4 million (net of $14.1 million outstanding letters of credit), as well as the Accounts Receivable Securitization Facility with borrowing capacity of $113.5 million. September

12 2024 Outlook *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated February 12, 2024 Q1 2024 Net loss from continuing operations of $77 million to $67 million and Adjusted EBITDA* of $40 million to $50 million • Significant sequential profitability improvement following pronounced seasonality and customer inventory management in Q4 • Full quarter impact of restructuring initiatives Full-Year 2024 • Full-year outlook assumes a similar, constrained demand environment to 2023 • Q1 expected to be the lowest profitability quarter due to seasonally lower volumes and turnaround activity in the first quarter, as well as the timing of newly awarded business

13 FY 2024 Cash Flow Components Item Assumption Capital Expenditures $70 million Cash Interest $210 million Cash Taxes $20 million Restructuring Cost $45 million Turnarounds $10 million Working Capital Benefit $50 million

14 Appendix

Selected Segment Information

(in $millions, unless noted)	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	2021	2022	2023
Engineered Materials	16	43	53	58	60	60	50	41	46	50	47	51	170	212	194
Latex Binders	137	139	141	135	132	138	132	117	112	117	112	106	553	520	447
Plastics Solutions	143	142	135	128	134	120	100	102	109	105	100	96	548	457	409
Polystyrene	163	150	154	145	165	141	124	134	129	122	118	107	612	564	475
Feedstocks	65	54	49	55	46	54	37	24	38	36	40	31	223	162	145
Trade Volume (kt)	**525**	**528**	**532**	**521**	**539**	**514**	**444**	**418**	**434**	**429**	**416**	**390**	**2,106**	**1,915**	**1,670**
Engineered Materials	66	181	231	277	295	301	243	205	206	206	186	190	755	1,044	789
Latex Binders	251	311	316	306	307	354	341	255	248	254	222	215	1,183	1,256	939
Plastics Solutions	329	397	393	379	396	362	293	271	290	272	246	231	1,498	1,323	1,038
Polystyrene	267	313	275	264	318	312	248	216	209	193	175	166	1,119	1,093	743
Feedstocks	73	71	55	73	70	97	53	28	43	37	50	35	272	249	166
Net Sales	**986**	**1,274**	**1,269**	**1,298**	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**4,827**	**4,966**	**3,675**
Engineered Materials	8	28	33	26	35	34	8	(5)	(12)	12	5	(0)	95	72	5
Latex Binders	17	32	37	20	30	29	31	20	26	25	23	19	106	111	93
Plastics Solutions	65	82	88	79	69	46	(15)	(9)	26	25	22	16	314	91	89
Polystyrene	47	51	51	33	45	23	19	12	16	6	9	2	183	99	33
Feedstocks	46	40	(28)	(25)	4	14	(78)	(16)	(11)	(7)	(19)	(4)	34	(75)	(41)
Americas Styrenics	23	30	17	22	22	39	23	18	18	13	19	13	93	102	62
Corporate	(22)	(24)	(25)	(24)	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(96)	(88)	(87)
Adjusted EBITDA*	**184**	**239**	**173**	**133**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**729**	**312**	**154**
Adj EBITDA Variance Analysis															
Net Timing** Impacts - Fav/(Unfav)															
Engineered Materials	1	1	(0)	0	(0)	0	(1)	(3)	(7)	(9)	(6)	5	2	(3)	(17)
Latex Binders	(16)	3	2	(2)	3	(3)	7	(1)	(0)	(0)	(2)	1	(13)	6	(1)
Plastics Solutions	5	(1)	(1)	8	11	10	(1)	(2)	(2)	(1)	(1)	2	11	17	(2)
Polystyrene	5	1	0	1	5	7	(6)	(4)	1	(2)	2	(3)	6	1	(1)
Feedstocks	14	0	(2)	1	13	19	(23)	(8)	6	(4)	4	(4)	13	1	1
Net Timing Impacts - Fav/(Unfav)**	**8**	**5**	**(1)**	**7**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**19**	**21**	**(20)**

*See this Appendix for a reconciliation of non-GAAP measures

**Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

15

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	2021	2022	2023
Net Income (Loss)	71.5	151.6	93.1	123.8	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	(38.4)	(265.0)	440.0	(430.9)	(701.3)
Net Income (Loss) from discontinued operations	5.7	18.6	13.7	122.4	(0.4)	0.3	(1.9)	(1.0)	-	-	-	-	160.4	(2.9)	0.0
Net Income (Loss) from continuing operations	65.8	133.0	79.4	1.4	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	(38.4)	(265.0)	279.6	(428.0)	(701.3)
Interest expense, net	12.0	21.6	23.0	22.8	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	79.4	112.9	188.4
Provision for (benefit from) income taxes	20.1	23.3	5.5	22.0	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	(17.7)	127.9	70.9	(41.6)	68.4
Depreciation and amortization	23.1	38.1	49.8	56.4	53.0	48.1	45.9	89.8	56.0	52.5	38.2	74.4	167.5	236.9	221.2
EBITDA	121.0	216.0	157.7	102.6	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	28.7	0.6	597.4	(119.8)	(223.3)
Other items	2.1	4.8	0.7	12.0	23.4	22.1	14.8	11.0	3.6	2.6	7.2	8.0	19.5	71.2	21.4
Restructuring and other charges	0.3	6.3	0.2	2.2	0.4	(1.5)	-	17.0	3.7	1.5	13.8	12.5	9.0	15.9	31.5
Net gain on disposition of businesses and assets	(0.2)	-	-	(0.4)	(0.3)	(1.5)	-	-	-	(16.3)	(9.3)	0.0	(0.6)	(1.8)	(25.6)
Acquisition transaction and integration net costs	6.0	43.2	13.6	12.5	3.2	2.7	0.4	0.4	-	0.1	-	(1.5)	75.3	6.6	(1.4)
Acquisition purchase price hedge loss (gain)	55.0	(33.0)	-	-	-	-	-	-	-	-	-	-	22.0	-	0.0
European Commission request for information	-	-	-	-	35.6	-	-	0.6	-	-	-	-	-	36.2	0.0
Goodwill impairment charges	-	-	-	-	-	-	-	297.1	-	349.0	-	-	-	297.1	349.0
Asset impairment charges or write-offs	-	1.8	1.2	3.8	0.7	1.3	1.9	2.4	0.3	1.3	0.5	0.6	6.8	6.3	2.7
Adjusted EBITDA	184.2	239.1	173.4	132.7	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	729.4	311.7	154.3
Adjusted EBITDA to Adjusted Net Income															
Adjusted EBITDA	184.2	239.1	173.4	132.7	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	729.4	311.7	154.3
Interest expense, net	12.0	21.6	23.0	22.8	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	79.4	112.9	188.4
Provision for (benefit from) income taxes - Adjusted	26.1	33.5	24.7	24.4	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	(18.6)	12.1	108.7	22.8	8.2
Depreciation and amortization - Adjusted	23.0	37.4	46.1	52.9	50.9	47.2	45.1	49.9	53.3	49.5	49.2	50.0	159.3	193.1	202.0
Adjusted Net Income (Loss)	123.1	146.6	79.6	32.6	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	(36.3)	(105.2)	382.0	(17.1)	(244.3)
Wtd Avg Shares - Diluted (000)	*39,479*	*39,647*	*39,517*	*39,483*	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*35,191*	*35,200*	*39,573*	*35,941*	*35,274*
Adjusted EPS - Diluted ($)	*3.12*	*3.70*	*2.01*	*0.83*	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*(1.03)*	*(2.99)*	*9.65*	*(0.48)*	*(6.93)*
Adjustments by Statement of Operations Caption															
Cost of sales	-	*10.1*	*3.5*	*3.5*	-	-	-	-	-	*1.2*	*0.4*	*5.5*	*17.1*	*0.0*	*7.1*
SG&A	*8.4*	*39.7*	*13.5*	*23.2*	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*15.4*	*13.5*	*84.8*	*94.3*	*24.1*
Impairment and other charges	-	*1.8*	*1.2*	*3.8*	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	-	*0.6*	*6.8*	*339.6*	*350.0*
Acquisition purchase price hedge (gain) loss	*55.0*	*(33.0)*	-	-	-	-	-	-	-	-	-	-	*22.0*	*0.0*	*0.0*
Other expense (income), net	*(0.2)*	*4.5*	*(2.5)*	*(0.4)*	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(3.6)*	-	*1.4*	*(2.2)*	*(3.6)*
Total EBITDA Adjustments	*63.2*	*23.1*	*15.7*	*30.1*	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*12.2*	*19.6*	*132.1*	*431.7*	*377.6*
Free Cash Flow Reconciliation															
Cash provided by (used in) operating activities	51.0	(21.0)	208.2	214.4	(5.0)	(83.0)	97.6	33.9	45.4	56.5	29.3	17.5	452.7	43.5	148.7
Capital expenditures	(12.6)	(19.7)	(35.7)	(55.4)	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(13.5)	(20.6)	(123.5)	(149.0)	(69.7)
Free Cash Flow	38.4	(40.7)	172.5	159.0	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	15.8	(3.1)	329.2	(105.5)	79.0

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated February 12, 2024. Totals may not sum due to rounding.

16

17 First Quarter (In $millions, unless noted) March 31, 2024 Adjusted EBITDA 40 - 50 Interest expense, net 63 Provision for income taxes 4 Depreciation and amortization 50 Reconciling items to Adjusted EBITDA(1) 0 Net Income (loss) from continuing operations (77) - (67) Reconciling items to Adjusted Net Income (Loss) (1) 0 Adjusted Net Income (Loss) (77) - (67) Weighted avg shares - diluted (MM) 35.2 EPS - diluted ($) (2.19) - (1.90) Adjusted EPS ($) (2.19) - (1.90) US GAAP to Non-GAAP Reconciliation Profitability Outlook (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2024 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated February 12, 2024. Totals may not sum due to rounding.